UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Randolph Bancorp, Inc.

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10 Cabot Place, Stoughton, MA 02072

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Randolph Bancorp, Inc., the holding company for Envision Bank, which will be held on May 18, 2020 at 4:00 p.m., local time. In light of the emerging public health concerns of the COVID-19 outbreak and out of concern for the health and well-being of our employees and shareholders, the Annual Meeting will be held solely by remote telephonic access.  Shareholders will not be able to attend the Annual Meeting in person.

Shareholders wishing to attend the Annual Meeting by remote telephonic access should dial (toll free) 866-652-5200 by at least 3:45 p.m., local time, on May 18, 2020, and ask to be joined to the Randolph Bancorp, Inc. meeting.  Shareholders will be provided an opportunity to ask questions during the Annual Meeting and may vote during the Annual Meeting by following the instructions for voting via internet provided in the proxy card. The deadline for voting via the internet is 4:10 p.m., local time on May 18, 2020.

The enclosed Notice of Annual Meeting of Shareholders and proxy statement describe the formal business that we will transact at the annual meeting. You will have an opportunity to ask questions during the formal business portion of the Annual Meeting.

The Board of Directors of Randolph Bancorp, Inc. has determined that an affirmative vote on the matters to be considered at the annual meeting is in the best interests of Randolph Bancorp, Inc. and its shareholders and unanimously recommends a vote “FOR” these matters.

Please complete, sign and return the enclosed proxy card promptly. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting via the internet during the annual meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Randolph Bancorp, Inc. and Envision Bank, we thank you for your continued support and look forward to seeing you at the annual meeting.

Sincerely,

William M. Parent
President and Chief Executive Officer

Stoughton, Massachusetts

April 15, 2020

RANDOLPH BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 18, 2020

Dear Shareholder:

You are invited to attend the 2020 Annual Meeting of Shareholders of Randolph Bancorp, Inc., which will be held on May 18, 2020 at 4:00 p.m., local time.  In light of the emerging public health concerns of the COVID-19 outbreak and out of concern for the health and well-being of our employees and shareholders, the Annual Meeting will be held solely by remote telephonic access.  Shareholders will not be able to attend the Annual Meeting in person.

Shareholders wishing to attend the Annual Meeting by remote telephonic access should dial (toll free) 866-652-5200 by at least 3:45 p.m., local time, on May 18, 2020, and ask to be joined to the Randolph Bancorp, Inc. meeting. Shareholders will be provided an opportunity to ask questions during the Annual Meeting and may vote during the Annual Meeting by following the instructions for voting via internet provided in the proxy card.  The deadline for voting via the internet is 4:10 p.m., local time on May 18, 2020.

The annual meeting will be held for the following purposes:

1.	To elect three Class I director nominees to serve on our Board of Directors for a term of three years, in each case until their respective successors are duly elected and qualified; and
2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, shareholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 20, 2020 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

We make proxy materials available to our shareholders on the internet at https://astproxyportal.com/ast/20777. You also may authorize your proxy via the internet or by following the instructions at www.proxyvote.com. In order to authorize your proxy via the internet, you must have the shareholder identification number that appears on the enclosed proxy card.

By Order of the Board of Directors,

Lauren B. Messmore
Executive Vice President, Chief Financial Officer, and Secretary

Stoughton, Massachusetts

April 15, 2020

Important Notice Regarding the Shareholder Meeting to be Held on May 18, 2020

This proxy statement and our 2019 Annual Report on Form 10-K to Shareholders are available at:

https://astproxyportal.com/ast/20777.

Please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the internet by following the instructions on the website indicated in this proxy statement. You may vote via the internet during the annual meeting, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker, or other nominee and you wish to vote via the internet during the annual meeting, you must obtain a proxy issued in your name from such bank, broker, or other nominee.

Randolph Bancorp, Inc.

10 Cabot Place

Stoughton, Massachusetts 02072

PROXY STATEMENT

FOR OUR 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2020

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Randolph Bancorp, Inc., a Massachusetts corporation, for use at our 2020 annual meeting of shareholders to be held on May 18, 2020, at 4:00 p.m., local time, by remote telephonic access, or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours,” or the “Company” refer to Randolph Bancorp, Inc., unless the context otherwise requires. This proxy statement and form of proxy have been mailed to shareholders on or about April 15, 2020.

MANAGEMENT SUCCESSION

On January 29, 2020, we announced that James P. McDonough would retire as President and Chief Executive Officer and as a member of the Board of Directors and would be succeeded in these roles by William M. Parent.  We also announced that Michael K. Devlin would retire as Executive Vice President and Chief Financial Officer and be succeeded by Lauren B. Messmore.  These management changes became effective on April 1, 2020. For a description of the retirement agreement with Mr. McDonough and the employment arrangements with Mr. Parent and Ms. Messmore see the section of this proxy statement entitled Management Succession.  The Board of Directors wishes to thank Mr. McDonough and Mr. Devlin for their distinguished service and is confident that Mr. Parent and Ms. Messmore will ensure the continued success of Randolph Bancorp, Inc. and Envision Bank.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 20, 2020, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Shareholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•

Proposal 1: The election of three Class I director nominees to serve on our Board of Directors for a term of three years, in each case until their respective successors are duly elected and qualified; and

•	Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 20, 2020, there were 5,469,117 shares outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

With respect to Proposal 1, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors. Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes with respect to Proposal 2 will have no effect on the votes for this proposal.

Can I change my vote after I submit my proxy?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;
•	properly submitting to us a proxy with a later date; or
•	voting via the internet during the annual meeting.

If you attend the annual meeting by remote telephonic access, you may vote by following the voting via the internet instruction provided in your proxy card whether or not you previously have given a proxy, but your attendance (without further action) at the annual meeting by remote telephonic access will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker, or other nominee, that is, in “street name,” only that bank, broker, or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker, or other nominee by submitting new voting instructions to the bank, broker, or other nominee or, if you have obtained a legal proxy from the bank, broker, or other nominee giving you the right to vote the shares at the annual meeting and voting by following the voting via the internet instruction provided in the legal proxy.

How do I vote?

Voting by proxy for shares registered in your own name. If your shares are registered directly in your name with our transfer agent, this proxy statement was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•	Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided on your proxy card.
•	Vote by regular mail. If you would like to vote by mail, then please mark, sign, and date your proxy card and return it promptly in the postage-paid envelope provided.

Voting by proxy for shares registered in street name. If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Even if you plan to attend the annual meeting by remote telephonic access, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or, if you received a proxy card by mail and you properly marked, signed, dated, and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement and “for” ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•

FOR Proposal 1: The election of William M. Parent, Richard C. Pierce, Esq. and Janis E. Wentzell  as Class I directors to serve on our Board of Directors for a term of three years, in each case until their respective successors are duly elected and qualified; and

•	FOR Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

What other information should I review before voting?

Our 2019 Annual Report on Form 10-K, including our consolidated financial statements for the fiscal year ended December 31, 2019, was mailed to you along with this proxy statement. You may obtain, free of charge, copies of our 2019 Annual Report on Form 10-K on our website at www.randolphbancorp.com. Copies of this report may also be obtained, free of charge, by directing your request in writing to 10 Cabot Place, Stoughton, Massachusetts 02072, Attention: Investor Relations. The 2019 Annual Report on Form 10-K, however, is not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies personally or by telephone.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

Our articles of organization provide that the size of the Board will be determined from time to time by resolution of the Board. Our articles of organization also provide that no director shall serve after attaining age 75 or generally after completing seven terms, except for the limited situations as set forth in the articles of organization. The Board currently consists of nine directors. Our articles of organization provide for a classified Board of Directors consisting of three classes of directors. We currently have three directors in Class I, three directors in Class II, and three directors in Class III, each serving a staggered three-year term.

The Board, upon the recommendation of the governance committee, has nominated William M. Parent, Richard C. Pierce, Esq. and Janis E. Wentzell as Class I directors to serve on our Board for a term of three years. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote FOR each of the director nominees.

Information Regarding Directors and Nominees

The following table and biographical descriptions set forth certain information with respect to each director and director nominee based upon information furnished by each director. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position	Independent	Director Since	Term Expires
Nominees:
William M. Parent	58	Director	No	2020	2020
Richard C. Pierce, Esq.	67	Director	Yes	1995	2020
Janis E. Wentzell	72	Director	Yes	1999	2020

Continuing Directors:
Paul R. Donovan	73	Director	Yes	2013	2022
Daniel M. Joyce	64	Director	Yes	2012	2021
John J. O’Connor III	73	Director	Yes	2013	2022
Kenneth K. Quigley, Jr., Esq.	61	Director and Chairman	Yes	2013	2021
Louis J. Trubiano	69	Director	Yes	2007	2021
James G. Welch	72	Director	Yes	2011	2022

A brief biography for each of our directors is presented herein. The biography of each director includes information regarding the experiences, qualifications, attributes, or skills that caused the Board to determine that such member of the Board should serve as a director as of the date of this proxy statement. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.

Nominees

William M. Parent. Mr. Parent has served as our President and Chief Executive Officer since April 1, 2020.  Mr. Parent served as a director of Independent Bank Corp. and its wholly-owned subsidiary, Rockland Trust Company, from April 1, 2019 through January 16, 2020. He previously served as President and Chief Executive Officer of Blue Hills Bank, Blue Hills Bancorp, Inc. and its predecessor company from 2010 until their acquisition on April 1, 2019. Prior to that, Mr. Parent served as a partner and chief investment officer at Grail Partners, a boutique merchant bank. Mr. Parent has over 30 years of experience in the financial services industry, including 16 years at Bank of Boston and its successor companies, FleetBoston and Bank of America, where he held senior executive roles in Finance, Mergers & Acquisitions, Bank Management and Private Equity Investing. Mr. Parent is a non-practicing CPA. He has served as a member of the Board of Directors for over a dozen middle-market companies covering the financial services, retail, distribution and manufacturing sectors. He currently serves as the Board Chair for the Greater Boston YMCA and as a member of the board of the Boston Police Activities League, while previously serving as Chair of the Massachusetts Bankers Association, and as a member of the Federal Reserve Bank of Boston Community Depository Institutions Advisory Council.

Richard C. Pierce, Esq. Mr. Pierce founded Housing Management Resources, Inc., a nationwide property management company specializing in affordable housing in November 2001. Since then, he has served as the president and chief executive officer. He serves on the boards of nationwide real estate professional organizations. Mr. Pierce’s experience in property development, management, financing, and permitting offers valuable insights into the real estate mortgage market, which is a significant sector of our business.

Janis E. Wentzell. Ms. Wentzell is the president of A Storage Solution, Inc., a self-storage facility founded by her in 1986. She is also the president and owner of Auto Craft, Inc., where Ms. Wentzell developed and operated automotive sales and service facilities since 1978. She has managed a portfolio of residential and commercial properties from 1978 to the present. Ms. Wentzell’s knowledge in the real estate market in communities in which we operate positions her to provide valuable input to our corporate strategy.

Continuing Directors

Paul R. Donovan. Mr. Donovan has served as the Chief Technology Officer at Advisor Credit Exchange, LLC since July 2018 prior to which he served as Vice President at Neat Capital from May 2017 to July 2018.  Mr. Donovan served as Vice President at Goldman Sachs from January 2015 to May 2017, prior to which he served as the Chief Information Officer at Investor Lending Solutions.  Mr. Donovan has been Chief Information Officer at a number of financial organizations including Fidelity Investments, ING and Boston Private Bank and Trust Company. He has also served on the IT Transformation Advisory Board of the New York Life Insurance Company. Mr. Donovan’s expertise in information technology provides us with a unique perspective and business insights.

Daniel M. Joyce. Mr. Joyce is the chief executive officer and a director of Moors & Cabot, Inc., a full-service investment firm, where he has served in a variety of roles since 1996. Prior to joining Moors & Cabot, Mr. Joyce served in various executive and managerial capacities with Fidelity Investments, Hambrecht & Quist Capital Management LLC, and Dean Witter Reynolds. Mr. Joyce also served on the Board of Governors of the Boston Stock Exchange. Mr. Joyce is qualified to serve on the Board because of his knowledge of the financial industry and his management skills.

John J. O’Connor III. Mr. O’Connor served as the chair, president, and chief executive officer at The Community Bank, Brockton, Massachusetts, from 2010 to January 2013 and is currently retired. Between 1999 and 2009, Mr. O’Connor served as the chair, president and chief executive officer at South Coastal Bank. From 1995 to 1998, Mr. O’Connor served as a regional president at Citizens Bank of Massachusetts. Mr. O’Connor is a past chair of the South Shore Chamber of Commerce. Mr. O’Connor’s extensive experience in the banking industry, specifically commercial lending and credit, qualifies him to serve on the Board.

Kenneth K. Quigley, Jr., Esq. Mr. Quigley has served as president of Curry College, a private, four-year, liberal arts-based institution located in Milton, Massachusetts, since 1996. Mr. Quigley has also served as an independent director on the boards of companies listed on both the New York Stock Exchange and NASDAQ, including the former Hibernia Savings Bank and Central Bancorp, Inc.  He is a past chair of the South Shore Chamber of

Commerce. Mr. Quigley is qualified to serve on the Board based upon his prior board experience from his former directorships and his strong commitment to the local community.

James G. Welch. Mr. Welch has served as a consultant and business advisor in connection with various general business matters since 2011. From 1980 to 2011, Mr. Welch served as a shareholder and principal at Blum Shapiro & Company, P.C., a regional accounting firm serving privately owned businesses, non-profit organizations and high net-worth individuals. He has also served on a number of boards including South Shore YMCA and the South Shore Chamber of Commerce where he is a past chairman. During his career, Mr. Welch developed expertise in corporate governance, financial reporting, and internal controls, which is relevant to our audit committee and the governance committee.

Louis J. Trubiano. Mr. Trubiano has served as the president of Louis & Company, Inc., a marketing and advertising agency, since 1991. In that capacity, he has provided consulting and advertising services to numerous banks which allows him to bring a strong strategic marketing perspective to the Board. In 2016 he was appointed by the Governor to serve on the Massachusetts Plymouth 400 Commission as a marketing expert. He also serves on the board of several regional nonprofit organizations and is a past chair of the South Shore Chamber of Commerce. His experience in running a successful business for over 25 years also gives him a strong financial and organizational background.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following table provides information regarding our executive officers who are not directors. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal:

Name	Age	Position(s)
Ryan J. Kirwin	46	Executive Vice President, Residential Lending
Lauren B. Messmore	49	Executive Vice President and Chief Financial Officer
Nancy Curry	53	Senior Vice President, Commercial Lending
Thomas A. Foresta	45	Senior Vice President, Chief Information Officer
Richard D. Olson, Jr.	52	Senior Vice President, Retail and Marketing

The following includes a brief biography for each of our executive officers. Unless otherwise stated, each executive officer has held his or her current occupation for the last five years.

Ryan J. Kirwin. Mr. Kirwin has served as our Executive Vice President, Residential Lending since February 2019. From September 2013 to February 2019 he served as our Senior Vice President, Residential Lending and from September 2008 to September 2013 he served as Vice President, Residential Lending Sales.

Lauren B. Messmore.  Ms. Messmore has served as our Executive Vice President and Chief Financial Officer since April 2020 having joined the Company in February 2020.  Prior to that, she served as Senior Vice President, Corporate Strategy of Blue Hills Bank from 2012 to September 2017 and Executive Vice President and Chief Financial Officer of Blue Hills Bank and Blue Hills Bancorp, Inc. from September 2017 until their acquisition on April 1, 2019. Ms. Messmore has extensive experience in investment banking, including work at a top-tier global investment bank, Citigroup, as well as co-founding and managing an investment banking boutique.

Nancy Curry.  Ms. Curry has served as our Senior Vice President, Commercial Lending since April 2019.  Prior to that she served as Senior Vice President, Commercial Real Estate at Blue Hills Bank from 2012 to March 2019.  She has nearly three decades of experience in the banking industry.

Thomas A. Foresta. Mr. Foresta has served as our Senior Vice President, Chief Information Officer since February 2017.  From December 2013 to January 2017, he served as our Vice President, Chief Information Officer. Mr. Foresta served as the Chief Information Officer at Dean Bank from 2007 to November 2013, Vice President and Director of Information Systems at Capital Crossing Bank from 2005 to 2007, and in various information technology positions at Citizens Bank and Abington Savings Bank from 1998 to 2005.

Richard D. Olson, Jr. Mr. Olson has served as our Senior Vice President, Retail and Marketing since October 2013. Prior to that, Mr. Olson worked as the senior relationship manager for financial institutions at the Federal Reserve Bank of Boston from May 2013 to October 2013. Before that, he was the senior vice president, director of consumer and small business banking at Northway Financial Inc. from December 2007 to August 2012. He also spent 18 years in various retail banking, marketing, and operations positions at Bank of Boston and Bank of America.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and the Role of the Board in Risk Oversight

Board Leadership Structure. Although our by-laws do not require that we separate the chairman of the board and chief executive officer positions, the Board believes that having separate positions is the appropriate leadership structure for us at this time. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman of the board, particularly as the Board’s oversight responsibilities continue to grow. The Board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board recognizes that, depending on the circumstances, other leadership models, such as combining the role of chairman of the board with the role of chief executive officer, might be appropriate. Accordingly, the Board will periodically review its leadership structure.

Role of the Board in Risk Oversight. The Board is actively involved in oversight of risks that could affect the Company, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputation risk. This oversight is conducted in part through committees of the Board, but the full Board has retained responsibility for general oversight of enterprise risk management. The Board satisfies this responsibility through full reports by each committee regarding its considerations and actions and regular reports directly from officers responsible for oversight of particular risks within the Company. Risks relating to the direct operations of Envision Bank are further overseen by the board of directors of Envision Bank, who are the same individuals who serve on the Board of Randolph Bancorp, Inc. Further, the Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to the organization.

Director Independence

The NASDAQ listing rules require that independent directors constitute a majority of a listed company’s board of directors. In addition, the NASDAQ listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under NASDAQ listing rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ listing rules, a member of a compensation committee of a listed company may not (other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.

Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family and other relationships, including those relationships described under the section entitled “Transactions with Related Parties,” the Board determined that each of our directors, with the exception of Mr. Parent, is “independent” under the NASDAQ listing rules. Mr. Parent is not considered independent because he currently serves as our President and Chief Executive Officer. The Board also determined that each member of the audit and the governance committees satisfies the independence standards for such committees established by the SEC and the NASDAQ listing rules, as applicable. In making these determinations on the independence of our directors, the Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence.

Our independent directors will meet alone in executive session periodically. The purpose of these executive sessions is to promote open and candid discussion among the independent directors.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board should address their communications to the Company’s investor relations department contact, Lauren B. Messmore, by e-mail at lmessmore@envisionbank.com, by telephone at (617) 925-1960, or by mail sent to the Company’s corporate offices at 10 Cabot Place, Stoughton, Massachusetts 02072, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. All communications will be reviewed by the Company’s investor relations department, which will determine whether the communication will be relayed to the Board or the director. Except for resumes, sales and marketing communications, or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

The Board and Its Committees

The Board has a standing audit committee, governance committee, and executive committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

The Board held 28 meetings (including meetings of the Board of Directors of Envision Bank) during fiscal year 2019, and all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the periods they served. All directors are expected to attend the annual meeting by remote telephonic access.

Audit Committee. The audit committee is responsible for assisting the Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, our internal financial and accounting controls, and our internal audit function. The audit committee has direct responsibility for the appointment, compensation, retention (including termination), and oversight of our independent registered public accounting firm, who report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement. In addition, the audit committee has oversight responsibility in ensuring that a risk-based internal audit plan is designed and implemented, with the related results of such audits communicated on a timely basis.

The members of the audit committee are Messrs. Donovan, Joyce, Trubiano, and Welch, with Mr. Welch serving as chair. Each member of the audit committee qualifies as an independent director under the corporate governance standards of the NASDAQ listing rules and the independence requirements of the Exchange Act. Our Board has determined that Mr. Joyce and Mr. Welch each qualifies as an “audit committee financial expert” as such term is currently defined under SEC rules. The audit committee has adopted a written charter that satisfies the applicable standards of the SEC and the NASDAQ listing rules, and it is available on our website. The audit committee met 12 times in 2019.

Governance Committee. The governance committee serves the function of both the nominating and corporate governance committee and the compensation committee. The governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of the Board and its committees. In addition, the governance committee is responsible for developing and recommending to the Board corporate governance guidelines applicable to us and advising the Board on corporate governance matters.

The governance committee also approves our compensation objectives, approves the compensation of all executives other than the chief executive officer, and recommends to the Board for approval the compensation of the chief executive officer. The governance committee reviews all compensation components, including base salary, bonus, benefits, equity awards, and other perquisites.

Although the governance committee makes independent determinations on matters related to the compensation of members of senior management, certain members of management may be requested to attend meetings or provide input to the governance committee to ensure the governance committee has the information and perspective necessary to carry out its duties. Our chief executive officer provides the governance committee with input and recommendations on decisions related to the amount and form of compensation for all members of our senior management, except for that of the chief executive officer.

The governance committee also has the authority to retain a compensation consultant to advise on compensation matters. The governance committee also has access to outside legal counsel and other experts as needed. These advisors serve at the request of the governance committee, which has the power and authority to retain such experts and approve fees and retention terms.

The members of the governance committee are Messrs. Joyce, O’Connor, Quigley, Trubiano, and Welch, with Mr. Joyce serving as chair. Each member of the governance committee is a “non-employee director” under the Exchange Act, and each is an independent director as defined by the NASDAQ listing rules. The governance committee has adopted a written charter that satisfies the applicable standards of the NASDAQ listing rules, and it is available on our website. The governance committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the governance committee deems it appropriate to do so in order to carry out its responsibilities. The governance committee met 10 times in 2019.

Executive Committee. The executive committee generally has the authority to exercise the power of the full Board during intervals between meetings of the Board. The members of the executive committee are Messrs. Parent, Joyce, O’Connor, Quigley, Trubiano, and Welch, with Mr. Quigley serving as chair.  The executive committee did not meet in 2019.

The Board may establish other committees from time to time.

Consideration of Director Nominees

The governance committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board. The governance committee uses a variety of methods for identifying and evaluating nominees for director and assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for director each year, the governance committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the governance committee considers various potential candidates for director. Candidates may come to the attention of the governance committee through the business and other networks of the existing members of the Board or from management, or through shareholder nominations. The governance committee may also solicit recommendations for director nominees from independent search firms or any other source it deems appropriate. When an incumbent director is up for re-election, the governance committee reviews the performance, skills, and characteristics of such incumbent director before making a determination to recommend that the full Board nominate him or her for re-election.

The governance committee requires all nominees to have experience at a strategic or policymaking level in a business, government, non-profit, or academic organization of high standing; to be highly accomplished in his or her respective field, with superior credentials and recognition; to be well regarded in the community and have a long-term reputation for the highest ethical and moral standards; to have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and to the extent such nominee serves or has previously served on other boards, to have a demonstrated history of actively contributing at board meetings. In addition to reviewing a nominee’s background and accomplishments, nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of background and experiences.

Pursuant to the corporate governance guidelines established by the Board, a majority of the Board shall be “independent” under the NASDAQ listing rules. On an annual basis, the governance committee reviews the independence status of each member of the Board to determine whether any relationship is inconsistent with a determination that the director was independent. Additionally, the guidelines established by the Board require that the Company’s audit and governance committees shall be comprised entirely of independent directors and at least one member of the audit committee shall have such experience, education, and other qualifications necessary to qualify as an “audit committee financial expert” as defined by SEC rules.

Shareholder Nomination Procedure

Any shareholder of the Company entitled to vote for the election of directors at the annual meeting can submit the names of candidates for director by writing to the Secretary at Randolph Bancorp, Inc. 10 Cabot Place, Stoughton, Massachusetts 02072. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The submission shall include the following information set forth below:

•

As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

The name and address of the shareholder giving the notice, as they appear on the Company’s books, and the names and addresses of the beneficial owner(s), if any, on whose behalf the nomination is made; and as to each such shareholder and beneficial owner, any Material Ownership Interests (as defined in the Company’s by-laws); and

•

A description of all arrangements or understandings among the shareholder and/or any such beneficial owner(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made.

There were no submissions by shareholders of Board nominees for our 2020 annual meeting.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2019, the members of the governance committee were Messrs. Joyce, O’Connor, Quigley, Trubiano, and Welch, each of whom is an independent director. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or governance committee. No interlocking relationship exists between any member of the Board or governance committee (which performs compensation committee functions) and any executive officer, member of the Board, or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Transactions with Related Parties

The following is a description of transactions, since January 1, 2019, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination, and change in control arrangements, which are described under “Director Compensation” and “Executive Compensation” below.

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans to our executive officers and directors. However, the Sarbanes-Oxley Act of 2002 contains a specific exemption from such prohibition for loans by Envision Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Envision Bank and must not involve more than the normal risk of repayment or present other unfavorable features. There were no loans from Envision Bank or any of its subsidiaries to our directors, executive officers, and their related entities at December 31, 2019.

Other Transactions. Since January 1, 2019, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

DIRECTOR COMPENSATION

During the fiscal year ended December 31, 2019, the chairman of the Board received an annual base retainer of $46,000 and each other director received an annual base retainer of $27,000. In addition, the chairman of the audit committee and governance committee of the Company, as well as the loan committee of Envision Bank, each received an annual base retainer of $7,000 and each non-employee director (except for the chairman of the Board) received an annual base retainer of $5,000 for each committee on which he or she served. No fees were paid for Board or committee meetings attended.

Director Compensation Table

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2019, for their service on the Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Kenneth K. Quigley, Jr., Esq.	$46,000	―	―	―	$46,000
Paul R. Donovan	$37,000	―	―	―	$37,000
Daniel M. Joyce	$39,000	―	―	―	$39,000
John J. O’Connor III	$39,000	―	―	―	$39,000
Richard C. Pierce, Esq.	$32,000	―	―	―	$32,000
Louis J. Trubiano	$37,000	―	―	―	$37,000
James G. Welch	$39,000	―	―	―	$39,000
Janis E. Wentzell	$32,000	―	―	―	$32,000

_________________________

(1)	Includes retainer payments and committee and/or chair fees earned during the fiscal year. Fees earned or paid include fees for service on the board of Envision Bank.
(2)

As of December 31, 2019, each non-employee director held 4,226 shares of restricted stock and unexercised options to purchase 16,302 shares at an exercise price of $14.66 per share. Option and stock awards vest annually in five equal installments commencing on the first anniversary of the date of the award, subject to the non-employee director’s continued service on each vesting date.  We did not make any grants of equity awards to our non-employee directors in 2019.

Supplemental Retirement Plan. Envision Bank maintains a supplemental retirement plan for the benefit of directors, former directors, and key executives selected by Envision Bank’s board of directors. Mr. Pierce and Ms. Wentzell are currently the only active participants in the plan. The plan is an unfunded, non-qualified plan which is intended to qualify as a “top hat” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Upon a participant’s early or normal retirement (as defined in the plan), he or she will receive a benefit payable in annual installments for his or her lifetime. If a participant terminates prior to attaining ten years of service on Envision Bank’s board of directors, then, upon such termination of service, all benefits under the plan will be forfeited.

If a participant is terminated by Envision Bank without cause or voluntarily resigns for good reason after attaining ten years of service but prior to his or her early retirement date, then Envision Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant is terminated by Envision Bank without cause or voluntarily resigns for good reason after attaining ten years of service and after his or her early retirement date, then the participant will be fully vested in his or her retirement benefits, which benefits will be paid in accordance with his or her irrevocable distribution election. If a participant’s service terminates due to disability, then Envision Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant’s service is terminated voluntarily or involuntarily, other than for cause, subsequent to a change in control (as defined in the plan), then the participant will receive benefits under the plan as if he or she had remained in service through his or her normal retirement date, which benefits will be paid in accordance with his or her irrevocable distribution election. If any payment under the plan is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Envision Bank has agreed to provide additional compensation to the affected participant in order to fully compensate him or her for the amount of the excise tax.

If a participant dies while actively in service with Envision Bank, but prior to attaining the early retirement date and having served on Envision Bank’s board of directors for ten years, then Envision Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant dies while actively in service with Envision Bank, but after his or her early retirement date or normal retirement date, then the participant will be fully vested in his or her retirement benefits, which benefits will be paid in accordance with his or her irrevocable distribution election.

EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our Chief Executive Officer and the two most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2019 for the fiscal years indicated. Each of these individuals is referred to as a “named executive officer.”

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
James P. McDonough,	2019	385,000	67,500	―	―	―	―	32,191	484,691
President and Chief Executive Officer	2018	385,000	―	―	―	―	―	31,458	416,458

Michael K. Devlin,	2019	236,250	80,000	―	―	―	―	27,849	344,099
Executive Vice President and Chief Financial Officer	2018	236,250	―	―	―	―	―	27,208	263,458

Ryan J. Kirwin,	2019	200,000	150,000	150,000	46,500	―	―	31,304	577,804
Executive Vice President, Residential Lending	2018	200,000	53,500	―	―	―	―	20,330	273,830

_______________

(1)	The table below, entitled “All Other Compensation Table,” shows the components of this column for our 2019 fiscal year.

All Other Compensation Table

	Auto Allowance	401(k) Employer Contributions	Fair Value of ESOP Allocation(1)
James P. McDonough	$15,000	$10,872	$6,319
Michael K. Devlin	$12,000	$9,530	$6,319
Ryan J. Kirwin	$18,000	$8,080	$5,224

_______________

(1)	Represents the value of shares allocated to the named executive officer’s ESOP account during the year based on the closing price of our common stock of $17.65 on December 31, 2019.

Equity Compensation

On February 14, 2019, Mr. Kirwin was granted options to purchase 10,000 shares of our common stock and was awarded 10,000 shares of restricted stock.  Shares subject to these option and stock awards vest annually in five equal instalments commencing on the first anniversary of the date of the award, so long as the executive remains an employee of the Company.  We previously granted options to purchase shares of our common stock and awarded shares of restricted stock to each of our named executive officers.  These equity grants and award are shown in more detail in the “Outstanding Equity Awards at Fiscal Year-End” table below.  We also made certain equity grants to Mr. Parent and Ms. Messmore as a material inducement for them to accept employment with us.  Information regarding these grants can be found under the “Management Succession” discussion below.

Employment Arrangements

Employment Agreements.

Prior to his retirement on March 31, 2020, Envision Bank was a party to an employment agreement with Mr. McDonough.  Randolph Bancorp, Inc. and Envision Bank have also entered into an employment agreement with Mr. Parent, effective April 1, 2020.  It is set forth in greater detail under the “Management Succession” discussion below.

Change in Control Agreements.

Randolph Bancorp, Inc. and Envision Bank have entered into two-year change in control agreements with each of Michael K. Devlin, our former Executive Vice President and Chief Financial Officer; Ryan J. Kirwin, Executive Vice President, Residential Lending; Nancy Curry, Senior Vice President, Commercial Lending; Thomas A. Foresta, Senior Vice President, Chief Information Officer; and Richard D. Olson, Jr., Senior Vice President, Retail and Marketing. The agreements for all five officers are substantially similar, and provide that if, within 24 months after the effective date of a change in control (as defined in the agreements) of Randolph Bancorp, Inc. or Envision Bank, the executive is involuntarily terminated other than for “cause,” disability, or death, or voluntarily resigns for “good reason” (as each such term is defined therein), the executive will be entitled to a payment equal to two times the sum of (i) the executive’s annual base salary in effect immediately prior to the terminating event (or the executive’s annual base salary in effect immediately prior to the change in control, if higher) and (ii) the executive’s average annual bonus over the three fiscal years immediately prior to the change in control, payable in one lump-sum payment on the date of termination. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Code.  Prior to her retirement in February of 2020, Randolph Bancorp, Inc. and Envision Bank were also parties to a two-year change in control agreement with Donna L. Thaxter, Senior Vice President, Customer Experience in Retail Lending, on substantially the same terms as described above.

Randolph Bancorp, Inc. and Envision Bank have also entered into a two-year change in control agreement with Ms. Messmore effective April 1, 2020.  It is set forth in greater detail under the “Management Succession” discussion below.

Benefit Plans

Health and Welfare Benefits.  Our named executive officers are eligible to participate in all of our benefit plans offered to our employees, including our medical, dental, life and disability insurance plans, in each case on the same basis as other employees of the same status.

401(k) Plan. Envision Bank currently maintains a 401(k) plan, which is a tax qualified profit-sharing plan with a salary deferral feature under Section 401(k) of the Code (the “401(k) Plan”). Generally, employees who have attained age 21 are eligible to participate in the 401(k) Plan and make salary deferral contributions and share in Envision Bank contributions to the 401(k) Plan.

A participant may contribute up to 75% of his or her compensation to the 401(k) Plan on a pre-tax and after-tax basis, subject to the limitations imposed by the Code. For 2019, the pre-tax deferral contribution limit was $19,000. A participant over age 50 may contribute, on a pre-tax basis, an additional $6,000 to the 401(k) Plan. Envision Bank provides an annual matching contribution equal to one percent (1%) of each employee’s eligible compensation up to the annual maximum statutory limit. A participant will become vested in Envision Bank matching contributions and any discretionary nonelective contributions over a four-year period, vesting in 25% of contributions per year.  Envision Bank also provides an annual safe harbor nonelective employer contribution equal to three percent (3%) of each employee’s eligible compensation up to the annual maximum statutory limit. A participant is 100% vested in Envision Bank safe harbor nonelective employer contributions when they are made. Envision Bank may make discretionary nonelective contributions as determined by the Board. A participant is always 100% vested in his or her salary deferral.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement, age 59 1/2 (while employed with Envision Bank), death, disability, or termination of employment, and elect for the distribution to be paid in a lump sum.

Employee Stock Ownership Plan. In connection with the Company’s 2016 mutual-to-stock conversion, Envision Bank adopted an employee stock ownership plan (“ESOP”) for eligible employees who have attained age 21 and have completed one year of service.

Envision Bank engaged an independent third-party trustee that purchased 469,498 shares of common stock in the Company’s initial public offering. The ESOP funded its purchase in the initial public offering through a loan from the Company (the “ESOP Loan”). The ESOP Loan equaled 100% of the aggregate purchase price of the common stock. The ESOP Loan will be repaid principally from Envision Bank’s contributions to the ESOP and dividends paid, if any, on shares of unallocated common stock held by the ESOP over the 25-year term of the loan. The interest rate for the ESOP Loan is the prevailing prime rate to be reset annually on January 1.

Shares purchased by the ESOP with the proceeds of the ESOP Loan are held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants in accordance with their qualifying employee compensation, on a pro rata basis.

Participants will vest in the benefits allocated under the ESOP upon completion of three years of service. Prior to 2019, a participant became fully vested upon reaching age 55, or at retirement, upon death or disability, or upon termination of the ESOP. Effective January 1, 2019, new participants to the ESOP become fully vested upon reaching age 65 rather than age 55. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining ESOP participants.

Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote allocated shares held in the ESOP as instructed by the plan participants and unallocated shares will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants’ accounts.

The ESOP must meet certain requirements of the Code and ERISA. Envision Bank has received a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the ESOP.

2017 Stock Option and Incentive Plan. The Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan (the “2017 Plan”) provides the Company the flexibility to grant equity awards to the officers, employees, and non-employee directors of the Company and Envision Bank in order to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success.

The material features of the 2017 Plan are:

•

The maximum number of shares of common stock to be issued under the 2017 Plan is 821,621; provided that the maximum number of shares that may be delivered pursuant to the exercise of stock options (all of which may be granted in the form of incentive stock options) is 586,872 and the maximum number of shares that may be issued as restricted stock awards or restricted stock units is 234,749;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights, performance share awards, and cash-based awards is permitted;

•

Shares of common stock underlying any awards that are forfeited, canceled, or otherwise terminated, other than by exercise, under the 2017 Plan will be added back to the shares of common stock available for issuance. Shares tendered or held back for taxes will not be added back to the reserved pool under the 2017 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2017 Plan;

•	Stock options and stock appreciation rights will not be re-priced in any manner without shareholder approval;
•	The value of all awards made under the 2017 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $400,000;
•	Any material amendment to the 2017 Plan is subject to approval by our shareholders; and
•	The term of the 2017 Plan is set to expire on May 23, 2027.

Management Succession

As noted above, Mr. McDonough has retired as President and Chief Executive Officer and as a member of the Board of Directors and has been succeeded in these roles by Mr. Parent, and Mr. Devlin has retired as Executive Vice-President and Chief Financial Officer and has been succeeded by Ms. Messmore.  In connection with this management succession, the Company entered into certain compensatory arrangements as described in greater detail below.

First, as an inducement to accepting employment, on April 1, 2020, Mr. Parent and Ms. Messmore were granted awards of (i) 10,000 shares and 5,000 shares of restricted stock, respectively, and (ii)options to purchase 29,412 shares and 14,706 shares, respectively, of the Company’s common stock.  Such shares of restricted stock and stock options will vest in five equal annual installments on each of the first five anniversaries of the grant date, subject to continued employment with Randolph Bancorp, Inc. and Envision Bank through each such vesting date. The awards were made as an inducement award in accordance with NASDAQ Listing Rule 5635(c)(4) and were not granted under the 2017 Plan but will be subject to the same terms and conditions as provided in such plan.

Second, Randolph Bancorp, Inc. and Envision Bank entered into an employment agreement with Mr. Parent, effective April 1, 2020. Under such agreement, Mr. Parent has an initial base salary of $400,000 per year, subject to periodic review and adjustment by the Board of Directors. Mr. Parent is also eligible to receive an annual bonus based on the satisfaction of certain criteria set by the Board of Directors or the governance committee.  The employment agreement further describes the payments and benefits to which Mr. Parent would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Parent’s employment is terminated either by the Company without “cause” or by Mr. Parent for “good reason” (each as defined in the employment agreement), Mr. Parent will be entitled to receive an amount equal to 12 months of his annual rate of pay based on the total of his annual base salary as of the date of his termination plus the average annual bonus awarded to him during the Company’s three full fiscal years immediately preceding his date of termination (the “compensation rate”) paid out in substantially equal installments over 12 months and subject to Mr. Parent’s execution of a release of claims in favor of the Company. For a period of up to 12 months, the Company will also pay the monthly employer contribution that the Company would have made to provide health insurance to Mr. Parent if he had remained employed by the Company, subject to Mr. Parent’s continued copayment of premium amounts at the active employees’ rate.

The employment agreement also provides for certain payments and benefits following a change in control of the Company (as defined in the agreement). If during the 24-month period following the occurrence of a change in control Mr. Parent’s employment is terminated by either the successor entity without “cause” or by Mr. Parent for “good reason,” Mr. Parent will be entitled to receive a lump-sum payment equal to three times the compensation rate.  The Company will also pay the monthly employer contribution that the Company would have made to provide health insurance to Mr. Parent if he had remained employed by the successor entity for a period of up to 12 months, subject to Mr. Parent’s copayment of premium amounts at the active employees’ rate. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such payments shall be reduced so that the sum of these payments shall be $1.00 less than the amount at which Mr. Parent becomes subject to such excise tax; provided, that such reduction will only occur if it would result in Mr. Parent receiving a higher after tax amount than he would receive if such payments were not subject to such reduction.

Third, Randolph Bancorp, Inc. and Envision Bank have entered into a two-year change in control agreement with Lauren B. Messmore, Executive Vice President and Chief Financial Officer on substantially the same terms as the change in control agreements described above for other officers.

Finally, Randolph Bancorp, Inc. and Envision Bank have entered into a retirement agreement with Mr. McDonough, effective April 1, 2020.  Pursuant to the retirement agreement, Mr. McDonough will receive (i) salary continuation at a base salary rate of $400,000 per year and (ii) transition pay in the amount of $200,000 in consideration of his continued services in support of the transition and agreement to non-competition and non-solicitation provisions in the retirement agreement, in each case payable for the one-year period following his retirement date on Envision Bank’s regular payroll dates.  Mr. McDonough shall also receive up to $1,000 per month for up to 18 months from his retirement date towards his health insurance premium payments for COBRA continuation.  In the retirement agreement, Mr. McDonough has agreed that, for a one-year period following the date of his retirement, he will not directly or indirectly (1) engage, participate, assist, invest in or serve on the board of directors of any business in competition with Randolph Bancorp, Inc. or Envision Bank, (2) employ, attempt to employ, recruit or otherwise solicit, induce or influence any person to leave employment with Randolph Bancorp, Inc. or Envision Bank, or (3) solicit or encourage any customer to terminate or otherwise modify adversely his, her or its relationship with Randolph Bancorp, Inc. or Envision Bank.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table itemizes the outstanding option awards and stock awards held by the Company’s named executive officers on December 31, 2019.

Outstanding Equity Awards at Year End

						Stock Awards
Name	Grant Date	Option Awards					Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested(1)(2) (#)
James P. McDonough	10/12/17	23,474	35,213	14.66	10/11/27	21,128	372,909
Michael K. Devlin	10/12/17	11,738	17,606	14.66	10/11/27	14,085	248,600
Ryan J. Kirwin	10/12/17	6,500	9,752	14.66	10/11/27	6,501	114,743
	02/14/19	—	10,000	15.00	02/13/29	10,000	176,500

______________________

(1)

Shares subject to option and stock awards vest annually in five equal installments commencing on the first anniversary of the date of the award, so long as the executive remains an employee or Director of the Company.

(2)	All shares of restricted stock and stock options became fully vested for Mr. McDonough and Mr. Devlin upon their respective retirements on April 1, 2020.

(3)	Based on the closing price of our common stock of $17.65 on December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners. Persons and groups who beneficially own 5% or greater of our common stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of December 31, 2019, the shares beneficially owned by each person who was the beneficial owner of 5% or greater of the Company’s common stock, including shares owned by its directors and executive officers.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class Ownership
Envision Bank Employee Stock Ownership Plan Trust 605 Broadway, LF 41 Saugus, Massachusetts 01906	462,333 (1)	8.29%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	348,649 (2)	6.25%
Thomson Horstmann & Bryant, Inc. 501 Merritt 7 Norwalk, CT 06851	303,352 (3)	5.44%
AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	299,883 (4)	5.38%

_____________________

(1)

Reflects shares held in the ESOP. Under the terms of the ESOP, plan participants are entitled to direct the plan trustee on how to vote shares of common stock allocated to their accounts. The trustee will vote shares of common stock allocated to the accounts of plan participants as instructed by the plan participants and will vote unallocated shares of common stock held in the ESOP in the same ratio as allocated shares are voted on each proposal, subject to the fiduciary responsibilities of the trustee.

(2)

The Vanguard Group reported sole voting power with respect to 1,044 shares of the Company’s common stock and sole dispositive power with respect to 347,605 shares of the Company’s common stock on Schedule 13G filed on February 11, 2020.

(3)

Thomson Horstmann & Bryant, Inc. reported sole voting power with respect to 303,352 shares of the Company’s common stock and sole dispositive power with respect to 34,316 shares of the Company’s common stock on a Schedule 13G/A filed with the SEC on January 13, 2020.

(4)

AllianceBernstein L.P. reported sole voting power with respect to 299,883 shares of the Company’s common stock and sole dispositive power with respect to 299,883 shares of the Company’s common stock on a Schedule

13G filed with the SEC on February 18, 2020.

Security Ownership of Management. The following table sets forth, as of April 1, 2020, certain information concerning the beneficial ownership of our common stock by (i) each of our directors, and the named executive officers and (ii) all executive officers and directors as a group. The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after April 1, 2020 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse). The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name of Beneficial Owner(1)	Common Stock (2) (3)	Options Exercisable Within 60 days	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(4)
Directors:
Paul R. Donovan	33,542(5)	6,520	40,062	*
Daniel M. Joyce	21,625(6)	6,520	28,145	*
John J. O’Connor III	8,721(7)	6,520	15,241	*
William M. Parent	10,000(8)	—	10,000	*
Richard C. Pierce, Esq.	15,722(9)	6,520	22,242	*
Kenneth K. Quigley, Jr., Esq.	32,493(10)	6,520	39,013	*
Louis J. Trubiano	59,542(11)	6,520	66,062	1.20%
James G. Welch	18,927(12)	6,520	25,447	*
Janis E. Wentzell	18,389(13)	6,520	24,909	*
Executive Officers Who Are Not Directors:
Nancy Curry	10,835(14)	3,250	14,085	*
Thomas A. Foresta	26,918(15)	6,500	33,418	*
Ryan J. Kirwin	19,474(16)	8,500	27,974	*
Lauren B. Messmore	55,205(17)	—	55,205	1.01%
Richard D. Olson, Jr.	28,067(18)	6,500	34,567	*
All Directors and Executive Officers as a Group (14 persons)	359,460	76,910	436,370	7.96%

_______________________

*	Less than 1%.

(1)	The address for all directors and executive officers is c/o Randolph Bancorp, Inc., 10 Cabot Place, Stoughton, Massachusetts 02072.

(2)

Does not include 172,976 shares owned by the Envision Bank Foundation, Inc., which shares shall be voted in the same ratio as all other shares voted on each proposal considered by the Company’s shareholders. The directors of the foundation include Messrs. Donovan, Parent, Quigley and Trubiano. The President, and Treasurer and Clerk are Mr. Parent and Ms. Messmore, respectively.

(3)	Does not include 394,380 shares held in the ESOP for the benefit of employees of the Company, which have not been allocated to participants’ accounts.

(4)	Based on 5,484,117 shares outstanding as of April 1, 2020 and assumes the exercise of all stock options exercisable within 60 days of such date.

(5)	Includes 4,226 shares of restricted stock awarded under the 2017 Plan.

(6)	Includes 7,862 shares held in his IRA, 1,000 shares held in an IRA by his spouse and 4,226 shares of restricted stock awarded under the 2017 Plan.

(7)	Includes 1,679 shares held in his IRA and 4,226 shares of restricted stock awarded under the 2017 Plan.

(8)	Includes 10,000 shares of restricted stock.

(9)	Includes 6,930 shares held in his IRA, 1,150 shares held jointly with his spouse and 4,226 shares of restricted stock awarded under the 2017 Plan.

(10)	Includes 3,000 shares held in his IRA and 4,226 shares of restricted stock awarded under the 2017 Plan.

(11)	Includes 52,500 shares held jointly with his spouse and 4,226 shares of restricted stock awarded under the 2017 Plan.

(12)	Includes 4,226 shares of restricted stock awarded under the 2017 Plan.

(13)	Includes 4,000 shares held in her IRA and 4,226 shares of restricted stock awarded under the 2017 Plan.

(14)	Includes 10,835 shares of restricted stock awarded under the 2017 Plan.

(15)	Includes 15,100 shares held in his IRA, 6,501 shares of restricted stock awarded under the 2017 Plan and 983 shares held by the ESOP and allocated to his account.

(16)	Includes 100 shares held jointly with his spouse, 14,501 shares of restricted stock awarded under the 2017 Plan and 1,155 shares held by the ESOP and allocated to his account.

(17)	Includes 5,998 shares held in her IRA and 5,000 shares of restricted stock.

(18)	Includes 17,748 shares held in his IRA, 6,501 shares of restricted stock awarded under the 2017 Plan and 1,155 shares held by the ESOP and allocated to his account.

Delinquent Section 16(a) Reports

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2019, no person who was at any time a director, officer, or beneficial owner of more than 10% of any class of equity securities registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2019.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our consolidated financial statements for the fiscal year ended December 31, 2019. The audit committee has appointed Crowe LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2020.

Although ratification by shareholders is not required by law or by our by-laws, the audit committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of Crowe LLP, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

It is anticipated that a representative of Crowe LLP will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fee Disclosure

Crowe LLP audited the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018. During the years ended December 31, 2019 and December 31, 2018, we paid the following fees to Crowe LLP:

	2019	2018
Audit fees(1)	$205,500	$196,000
Audit-related fees	$—	$—
All other fees(2)	$2,500	$—
Total fees	$208,000	$196,000

__________________

(1)

Annual audit of consolidated financial statements, U.S. Department of Housing and Urban Development Audit Requirements, reviews of quarterly financial statements, and other services provided by Crowe LLP in connection with statutory and regulatory filings.

(2)	All other fees include fees billed for a review of invoices from a vendor.

Pre-Approval Policies and Procedures of Our Audit Committee

The audit committee has adopted a policy whereby engagement of the independent registered public accounting firm for audit services and for non-audit services shall be pre-approved by the audit committee, subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act for non-audit services. During 2019, the audit committee pre-approved 100% of the fees paid to Crowe LLP.

The audit committee has considered whether the provision of the services identified under the headings “Audit-related fees” and “All other fees” are compatible with maintaining Crowe LLP’s independence and has determined that provision of such services is consistent with maintaining the principal auditor’s independence.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2020.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the audit committee of the Board of Directors of Randolph Bancorp, Inc. submit this report in connection with the audit committee’s review of the financial reports for the fiscal year ended December 31, 2019 as follows:

1.	The audit committee has reviewed and discussed with management the audited consolidated financial statements of Randolph Bancorp, Inc. for the fiscal year ended December 31, 2019;
2.

The audit committee has discussed with representatives of Crowe LLP the matters required to be discussed with them by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

3.

The audit committee has received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the audit committee concerning independence and has discussed with Crowe LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

James G. Welch (chair)

Paul R. Donovan

Daniel M. Joyce

Louis J. Trubiano

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers, and employees may solicit proxies personally, by telephone, via the internet, or by mail without additional compensation for such activities. We also will request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy statements to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Shareholder Proposals

Under SEC rules, we must receive proposals that shareholders wish to include in the proxy statement for next year’s annual meeting on or before December 16, 2020. However, if next year’s annual meeting is held on a date more than 30 calendar days from the anniversary of the preceding year’s annual meeting, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy statement for such annual meeting.

In addition, our by-laws provide that shareholders who wish to present nominations or proposals for consideration at next year’s annual meeting must submit them to us in accordance with the procedures set forth in our by-laws, and such submissions must be received by us not earlier than January 18, 2021 and not later than February 17, 2021. However, if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, such nominations and proposals must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A copy of the by-laws may be obtained from the Company.

Attendance at the Meeting

All shareholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting by remote telephonic access. Shareholders of record or their proxies may attend the Annual Meeting by dialing (toll free) 866-652-5200 by at least 3:45 p.m., local time, and ask to be joined to the Randolph Bancorp, Inc. meeting. We are not obligated to admit persons lacking proof of ownership to the annual meeting.

Important Notice Regarding Delivery of Shareholder Documents

The SEC has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This practice is known as “householding.”

If you share the same last name and address with one or more shareholders, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same home address will receive only one copy of any of the Company’s annual report, proxy statement for our annual meeting, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement. We will include with the householded materials for our annual meeting, or any other shareholders’ meeting, a separate proxy card for each registered shareholder who shares your last name and lives at your home address.

If you do not wish to participate in the householding program, please contact our transfer agent, American Stock Transfer & Trust Company, at 800-937-5449 to “opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each shareholder residing at your address will receive individual copies of the Company’s proxy statement, annual report and other future shareholder mailings to the extent the Company mails such materials to its shareholders.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future shareholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your affirmative or implied consent to householding will remain in effect until you revoke it. The Company shall begin sending individual copies of applicable shareholder communications subject to householding rules to a shareholder within 30 days after revocation by the shareholder of prior affirmative or implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to the Company of preparing and mailing duplicate materials.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

ANNUAL  MEETING  OF  SHAREHOLDERS  OF    RANDOLPH  BANCORP,  INC.    May  18,  2020    PROXYVOTINGINSTRUCTIONS INTERNET  -Access  “www.voteproxy.com”  and  follow  the  on-screen  instructions  or  scan  the  QR  code  with  your  smartphone.  Have  your  proxy  card  available  when  you  access  the  web  page.    Vote  online  until  4:10  PM  EDT  on  May  18,  2020.     MAIL  -Sign,  date  and  mail  your  proxy  card  in  the  envelope  provided  as  soon  as  possible.    GO  GREEN  -e-Consent  makes  it  easy  to  go  paperless.  With  e-Consent,  you  can  quickly  access  your  proxy  material,  statements  and  other  eligible  documents  online,  while  reducing  costs,  clutter  and  paper  waste.  Enroll  today  via  www.astfinancial.com  to  enjoy  online  access.    COMPANY  NUMBER  ACCOUNT  NUMBER    NOTICE  OF  INTERNET  AVAILABILITY  OF  PROXY  MATERIAL:  The  Notice  of  Meeting,  proxy  statement,  2019  Annual  Report  on  Form  10-K  and  proxy  card  are  available  at  https://astproxyportal.com/ast/20777     Please  detach  along  perforated  line  and  mail  in  the  envelope  provided  IF  you  are  not  voting  via  the  Internet.    20330000000000000000  9  051820     Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FORALLEXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE"FOR"THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND "FOR"PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) 1. Election of Class I directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; O William M. Parent O Richard C. Pierce O Janis E. Wentzell NOMINEES: 2. The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December31, 2020. The Board unanimously recommends that you vote: •FOR Proposal1: The election of William M. Parent, Richard C. Pierce and Janis E. Wentzell, as Class I directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; and• FOR Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December31, 2020. FOR AGAINST ABSTAIN

0    RANDOLPH  BANCORP,  INC.    Proxy  for  Annual  Meeting  of  Shareholders  on  May  18,  2020  Solicited  on  Behalf  of  the  Board  of  Directors    The  undersigned  hereby  appoints  Daniel  M.  Joyce  and  Louis  J.  Trubiano,  and  each  of  them,  with  full  power  of  substitution  and  power  to  act  alone,  as  proxies  to  vote  all  the  shares  of  Common  Stock  which  the  undersigned  would  be  entitled  to  vote  if  personally  present  and  acting  at  the  2020  Annual  Meeting  of  Shareholders  of  Randolph  Bancorp,  Inc.,  which  will  be  held  on  May  18,  2020  at  4:00  p.m.,  local  time,  by  remote  telephonic  access  and  at  any  adjournments  or  postponements  thereof.    THIS  PROXY  WHEN  PROPERLY  EXECUTED  WILL  BE  VOTED  AS  INDICATED.  IF  YOU  RETURN  A  PROPERLY  EXECUTED  PROXY  ON  WHICH  NO  SPECIFICATION  IS  MADE,  YOUR  SHARES  WILL  BE  VOTED  "FOR"  THE  ELECTION  OF  THE  NOMINEES  FOR  DIRECTOR  NAMED  IN  THE  PROXY  STATEMENT  AND  "FOR"  RATIFICATION  OF  THE  APPOINTMENT OF  CROWE  LLP  AS  OUR  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM  FOR  THE  FISCAL  YEAR  ENDING  DECEMBER  31,  2020.  IF  OTHER  MATTERS  ARE  PRESENTED,  PROXIES  WILL  BE  VOTED  IN  ACCORDANCE  WITH  THE  DISCRETION  OF  THE  PROXY  HOLDERS.    (Continued  and  to  be  signed  on  the  reverse  side.)  1.1  14475